UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Series, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

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Audio Transcript

The following is a transcript of a voicemail message from President and Chief Executive Officer of BlackRock Series, Inc. (the “Corporation”), John Perlowski, to certain shareholders of BlackRock Small Cap Growth Fund II (the “Fund”), a series of the Corporation.

Hello, this is John Perlowski, President and CEO of the BlackRock Mutual Funds.

I’m calling to personally ask for your vote for an upcoming Special Meeting of Shareholders to vote on the Board approved reorganization of BlackRock Small Cap Growth Fund II into BlackRock Advantage Small Cap Growth Fund.

Mutual fund regulations require a certain level of shareholder participation, and as one of our valued shareholders, your participation in the voting process to approve this reorganization is still needed.

If you have your proxy materials, you can vote online, by phone or by mail using the instructions on your proxy card. If you do not have your materials, you can vote by calling our proxy agent services line, toll free at 1-866-704-4427, that’s 1-866-704-4427.

We greatly appreciate your time and your investment in the BlackRock Mutual Funds.